Exhibit 77(a)(1)


                     AMENDMENT NO. 18 TO TRUST INSTRUMENT OF
                                 ING FUNDS TRUST

   Establishment of New Share Class and Re-Designation of Current Share Class

                          Effective: November 19, 2007


      THIS AMENDMENT NO. 18 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware business trust (the "Trust"), dated July 30, 1998, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees on September 12, 2007, with respect to ING Institutional Prime Money Market Fund, a series of the Trust (the "Fund"), acting pursuant to Article II, Sections 2.1 and 2.6 and Article XI, Section 11.8 of the Trust Instrument of the Trust. The resolutions serve to:

1.    establish and designate a new share class for the Fund; and

2. re-designate the current share class, which has no designation, for the Fund.

                                 ING FUNDS TRUST

                             SECRETARY'S CERTIFICATE

      I, Huey P. Falgout, Jr., Secretary of ING Funds Trust (the "Trust"), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on September 12, 2007 with regard to the establishment of Class IS ("Institutional Service") shares and the re-designation of current shares as Class I ("Institutional") shares of the Trust on behalf of ING Institutional Prime Money Market Fund:

            RESOLVED, that pursuant to the Trust Instrument dated July 30, 1998, as amended, for ING Funds Trust ("IFT"), the designation of one additional class of shares for ING Institutional Prime Money Market Fund (the "Institutional Prime Money Market Fund"), which shall be designated "Institutional Service" shares ("IS Shares"), be, and it hereby is, approved; and

            FURTHER RESOLVED, that pursuant to Article II, Section 2.6 and
      Article XI, Section 11.8 of the Trust Instrument, dated July 30, 1998, as amended (the "Trust"), of IFT on behalf of the Institutional Prime Money Market Fund, the re-designation of current shares for the Institutional Prime Money Market Fund, as "Institutional Shares," as discussed at this Meeting be, and it hereby is, approved; and

            FURTHER RESOLVED, that the officers of IFT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Trust Instrument to establish the IS Shares, and to re-designate institutional shares, to be effective on a date deemed appropriate by the officers of IFT; and

            FURTHER RESOLVED, that the officers of IFT are authorized to issue a single share of the IS Shares of the Institutional Prime Money Market Fund to ING Investments, LLC or an affiliate thereof in consideration for the payment of $1.00 to the Institutional Prime Money Market Fund and the same hereby is approved; and

            FURTHER RESOLVED, that such shares, upon the receipt by the Institutional Prime Money Market Fund of the payment of $1.00, shall be validly issued, fully paid and non-assessable by IFT; and

            FURTHER RESOLVED, that the appropriate officers of IFT be, and each hereby is, authorized, at any time after the effective date and time that IFT's registration statement registering the shares of the Institutional Prime Money Market Fund is declared effective by the US Security and Exchange Commission ("SEC") with respect to the Institutional Prime Money Market Fund, to issue an unlimited number of shares and redeem from time to time shares of the Institutional Prime Money Market Fund, and of the class thereof, in accordance with IFT's registration statement as the same may be amended from time to time, the requirements of IFT's Trust Instrument and By-laws and other applicable law, and that such share, when issued for the consideration described in such registration statement, as the same is amended from time to time, shall be validly issued, fully paid and non-assessable; and

            FURTHER RESOLVED, that the officers of IFT be, and it hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect the addition of the IS share, and to effect the re-designation of Institutional Shares, including, but not limited to, the post-effective amendment to IFT's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of the establishing a new share class for the Institutional Prime Money Market Fund, and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel.



                                    ------------------------------------
                                    Huey P. Falgout, Jr.
                                    Secretary

Dated:
       --------------------